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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 4, 2000 (except for the matter discussed in Note 10 of the Consolidated Financial Statements, as to which the date is February 7, 2000) included in FASTNET Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this Form S-8 Registration Statement.



                                                    /s/ Arthur Andersen LLP


Philadelphia, Pa.
  August 4, 2000